Exhibit 4.3

THIRTEENTH SUPPLEMENTAL INDENTURE
among
CARRIZO OIL & GAS, INC.
as Issuer
and
THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF
as Subsidiary Guarantors
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

4.375% Convertible Senior Notes due 2028

November 6, 2012

TABLE OF CONTENTS

ARTICLE ONE GUARANTEE	2

SECTION 101 Guarantee	2

ARTICLE TWO MISCELLANEOUS PROVISIONS	2

SECTION 201 Integral Part	2
SECTION 202 General Definitions	2
SECTION 203 Adoption, Ratification and Confirmation	2
SECTION 204 The Trustee	3
SECTION 205 Counterparts	3
SECTION 206 Governing Law	3

i

CARRIZO OIL & GAS, INC.
THIRTEENTH SUPPLEMENTAL INDENTURE
THIS THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of November 6, 2012 (the “Thirteenth Supplemental Indenture”), among Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Carrizo (Utica) LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), each of the existing subsidiary guarantors listed on the signature page hereof (each, an “Existing Subsidiary Guarantor” and collectively, the “Existing Subsidiary Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;
WHEREAS, the Company has outstanding $73,750,000 aggregate principal amount of 4.375% Convertible Senior Notes due 2028 (the “Convertible Notes”), which Convertible Notes were issued pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture thereto between the Company and the Trustee dated May 28, 2008 (the “First Supplemental Indenture” ) and which Convertible Notes are guaranteed by the Existing Subsidiary Guarantors pursuant to the Second Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 14, 2009 (the “Second Supplemental Indenture”), the Third Supplemental Indenture among the Company, one of its Subsidiaries, and the Trustee, dated as of October 19, 2009 (the “Third Supplemental Indenture”), the Fifth Supplemental Indenture among the Company, certain Subsidiaries of the Company and the Trustee dated November 2, 2010 (the “Fifth Supplemental Indenture”), the Seventh Supplemental Indenture among the Company, certain Subsidiaries of the Company named therein and the Trustee dated May 4, 2011 (the “Seventh Supplemental Indenture”) and the Ninth Supplemental Indenture among the Company, certain Subsidiaries of the Company named therein and the Trustee dated August 5, 2011 (the “Ninth Supplemental Indenture,” and the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Seventh Supplemental Indenture, and the Ninth Supplemental Indenture, the “Indenture”);
WHEREAS, Section 4.08 of the First Supplemental Indenture provides that if at any time the Company issues any Publicly Traded Debt Securities, and any Subsidiary Guarantor provides a Guarantee with respect to such Publicly Traded Debt Securities, then the Company will cause such Subsidiary Guarantor to guarantee the Convertible Notes as provided in Article X of the Indenture;
WHEREAS, on the date hereof, the Guaranteeing Subsidiary has provided a Guarantee with respect to (i) $600,000,000 aggregate principal amount of 8.625% Senior Notes due 2018 (the “2018 Senior Notes”) and (ii) $300,000,000 aggregate principal amount of 7.50%

Senior Notes due 2020 (the “2020 Senior Notes”), which are guaranteed by the Guaranteeing Subsidiary and the Existing Subsidiary Guarantors on a senior, unsecured basis;
WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Thirteenth Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Convertible Notes in certain respects;
NOW, THEREFORE:
To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Company, the Guaranteeing Subsidiary, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Convertible Notes as follows:
ARTICLE ONE
GUARANTEE

SECTION 101	Guarantee
The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor with respect to the Convertible Notes and perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture with respect to the Convertible Notes.
ARTICLE TWO
MISCELLANEOUS PROVISIONS

SECTION 201	Integral Part.
This Thirteenth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202	General Definitions.
For all purposes of this Thirteenth Supplemental Indenture:
(a)    capitalized terms used herein without definition shall have the meanings specified in the Indenture; and
(b)    the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Thirteenth Supplemental Indenture.

SECTION 203	Adoption, Ratification and Confirmation.
The Indenture, as supplemented and amended by this Thirteenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204	The Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors named herein.

SECTION 205	Counterparts.
This Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 206	Governing Law.
THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the day and year first written above.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Patrick T. Giordano
    Patrick T. Giordano
    Vice President
CARRIZO OIL & GAS, INC.

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President, Chief     Financial
    Officer, Secretary and Treasurer

Signature Page - Thirteenth Supplemental Indenture

THE GUARANTEEING SUBSIDIARY
CARRIZO (UTICA) LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
EXISTING SUBSIDIARY GUARANTORS

BANDELIER PIPELINE HOLDING, LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
CARRIZO (EAGLE FORD) LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
CARRIZO (MARCELLUS) LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
CARRIZO (MARCELLUS) WV LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President

Signature Page - Thirteenth Supplemental Indenture

CARRIZO (NIOBRARA) LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
CARRIZO MARCELLUS HOLDING INC.

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
CLLR, INC.

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
HONDO PIPELINE, INC.

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President
MESCALERO PIPELINE, LLC

By:    /s/ Paul F. Boling
Paul F. Boling
Vice President

Signature Page - Thirteenth Supplemental Indenture